UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – June 20, 2014

THE BANK OF NEW YORK MELLON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35651	13-2614959
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Wall Street New York, NY	10286
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code – (212) 495-1784

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b) On June 24, 2014, The Bank of New York Mellon Corporation (the “Company”) announced changes to its management structure. Curtis Y. Arledge, currently Vice Chairman and CEO of Investment Management, will add to his responsibilities the oversight for a newly formed BNY Mellon Markets Group. The BNY Mellon Markets Group brings together Global Markets, Global Collateral Services and Prime Services. Brian T. Shea, previously President of Investment Services, becomes Vice Chairman and CEO of Investment Services, in addition to his role as Head of Client Service Delivery and Client Technology Solutions. Messrs. Arledge and Shea continue to report to the Company’s Chairman and Chief Executive Officer Gerald L. Hassell.

Timothy F. Keaney, Vice Chairman and CEO of Investment Services, announced he will be leaving the Company on September 30, 2014 to pursue other opportunities, and Brian G. Rogan, Vice Chairman and Chief Risk Officer, announced he plans to retire on December 31, 2014. Messrs. Keaney and Rogan will receive severance benefits consistent with their participation in The Bank of New York Mellon Corporation Executive Severance Plan. In addition, in recognition of Mr. Rogan’s 33 years of service to the Company, the Board of Directors of the Company has determined to vest Mr. Rogan in his previously accrued benefits in accordance with the terms of the Company’s legacy supplemental executive retirement plan. The Company’s executive severance plan and supplemental executive retirement plan are discussed in more detail in the Company’s Definitive Proxy Statement dated March 7, 2014.

A copy of the press release announcing the events described above is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	EXHIBITS.

Exhibit Number	Description

99.1	Press Release dated June 24, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Bank of New York Mellon Corporation (Registrant)

Date: June 24, 2014	By:	/s/ Craig T. Beazer
	Name:	Craig T. Beazer
	Title:	Assistant Secretary

EXHIBIT INDEX

Number	Description	Method of Filing

99.1	Press Release dated June 24, 2014.	Filed herewith